Exhibit 99.1

Allegheny Technologies’ Chairman and Chief Executive Officer Pat Hassey to Speak at the Dahlman Rose & Co. First Annual Global Metals, Mining & Materials Conference

PITTSBURGH, Pa.--(BUSINESS WIRE)--November 11, 2010--Allegheny Technologies Incorporated (NYSE: ATI) announced that L. Patrick Hassey, Chairman and Chief Executive Officer, will speak at the Dahlman Rose First Annual Global Metals, Mining & Materials Conference in New York, NY on November 17, 2010. Mr. Hassey’s remarks and presentation slides will be available live at 9:15 a.m. (ET) on Wednesday, November 17, 2010, on ATI’s website www.ATImetals.com under the “Investors” tab.

The presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Allegheny Technologies' filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Building the World’s Best Specialty Metals Company®

Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues of $3.8 billion for the twelve months ending September 30, 2010. ATI has approximately 8,900 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, grain-oriented electrical steel, stainless and specialty steels, zirconium, hafnium, and niobium, tungsten materials, and forgings and castings. The Allegheny Technologies website is www.ATImetals.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004